SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

Capital Gold Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CAPITAL GOLD CORPORATION
76 Beaver Street, 14th Floor
New York, NY 10005

December 14, 2009

To the Stockholders of Capital Gold Corporation:

Capital Gold Corporation (the “Company”) is pleased to send you the enclosed notice of the 2009 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 1 p.m. on Tuesday, January 19, 2010 at the Crowne Plaza Times Square Manhattan, 1605 Broadway @ 49th Street, New York, NY 10019. The items of business for the Meeting are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement. The Proxy Statement is first being mailed to stockholders of the Company on or about December 17, 2009.

Your vote is important—please date, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Meeting even if you cannot attend. If you attend the Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

If you have any questions regarding this material, please do not hesitate to call me at (212) 344-2785.

Sincerely yours,

Christopher M. Chipman
Secretary and Chief Financial Officer
Capital Gold Corporation

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

CAPITAL GOLD CORPORATION
76 Beaver Street, 14th Floor
New York, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 19, 2010

To the Stockholders of Capital Gold Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of Capital Gold Corporation (the “Company”), a Delaware corporation, to be held at the Crowne Plaza Times Square Manhattan, 1605 Broadway @ 49th Street, New York, NY 10019, on Tuesday, January 19, 2010, at 1:00 p.m. local time, for the following purposes:

1.	To elect five members to the Board of Directors of the Company to serve until their respective successors are elected and qualified (“Proposal No. 1”);

2.	To amend our Amended and Restated By-laws to provide for the classification of the Board of Directors into three classes of directors with staggered three-year terms (“Proposal No. 2”);

3.
To ratify the selection by our audit committee of Wolinetz, Lafazan & Company, P.C., independent registered public accountants, to audit the financial statements of the Company for the year ending July 31, 2010 (“Proposal No. 3”);

4.	To amend our 2006 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan from 10,000,000 to 17,500,000 shares (“Proposal No. 4”); and

5.	To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The Board has no knowledge of any other business to be transacted at the Meeting.

Only stockholders of record at the close of business on December 8, 2009 are entitled to notice of and to vote at the Meeting.  A copy of the Company’s Annual Report to Stockholder for the fiscal year ended July 31, 2009, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” the approval of each of the proposals to be submitted at the Meeting.

By Order of the Board of Directors,

Christopher M. Chipman, Secretary and Chief Financial Officer

New York, New York
December 14, 2009

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING, TO ASSURE YOUR REPRESENATION AT THE MEETING, PLEASE READ THE ATTACHED PROXY STATEMENT AND PROMPTLY VOTE YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE SELF ADDRESSED STAMPED ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDERS MEETING TO BE HELD ON JANUARY 19, 2010.

The Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders and the Company’s Annual Report to Stockholders for the fiscal year ended July 31, 2009 are available at www.capitalgoldcorp.com.

CAPITAL GOLD CORPORATION
76 Beaver Street
14th Floor
New York, NY 10005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on Tuesday, January 19, 2010, 1 p.m.

Crowne Plaza Times Square Manhattan

1605 Broadway @ 49th Street, New York, NY 10019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

What is the purpose of the Meeting?

At the Meeting, stockholders will act upon the following matters:

•	To elect five directors to the Board of Directors to serve until their respective successors are elected and qualified;

•	To amend our Amended and Restated By-laws to provide for the classification of the Board of Directors into three classes of directors with staggered three-year terms;

•
To ratify the selection by our audit committee of Wolinetz, Lafazan & Company, P.C., independent registered public accountants, to audit the financial statements of the Company for the year ending July 31, 2010;

•	To amend our 2006 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan from 10,000,000 to 17,500,000 shares; and

•	To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

In addition, management will report on the Company’s performance during fiscal 2009 and respond to questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on December 8, 2009, the record date, are entitled to receive notice of, and vote at the Meeting. As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was 193,973,949 shares of common stock, par value $.0001 per share (the “Common Stock”). Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

How do I vote?

Each share of Capital Gold Common Stock that you own entitles you to one vote. Your proxy card shows the number of shares of Capital Gold Common Stock that you own. You may elect to vote in one of two methods:

•
By Mail - You may vote your shares by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy” (each or any of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card.

•
In Person - You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), you must present a proxy from that Nominee in order to verify that the Nominee has not already voted your shares on your behalf.

How do street name holders vote?

If you are the beneficial owner of shares held in street name by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to discretionary or “routine” items but will not be permitted to vote the shares with respect to non-discretionary items (in which case, the shares will be treated as broker non-votes). There are no known discretionary items to be voted upon.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the record date and entitled to vote is required to constitute a quorum at the Meeting.  If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting until a quorum is present, without notice other than an announcement at the Meeting, so long as such adjournment is less than 30 days and a new record date is not fixed.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.  Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting.  A broker non-vote occurs when a broker or other nominee holds shares represented by a proxy, has not received voting instructions with respect to a particular item and does not have discretionary authority to vote such shares.

How does discretionary voting authority apply?

All properly executed proxies will be voted in accordance with the instructions of the stockholder.  If no contrary instructions have been indicated, the proxies will be voted FOR the nominees named in Proposal 1, FOR the classification of the Board of Directors, FOR the ratification of the selection of Wolinetz, Lafazan & Company, P.C. as the Company’s independent auditor for the year ending July 31, 2010, and FOR the amendment to our 2006 Equity Incentive Plan.  The Board of Directors knows of no other matters to be presented for consideration at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the record date, your shares were registered directly in your name with our transfer agent,  you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the record date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, Gifford A. Dieterle and Christopher M. Chipman will vote in accordance with the recommendation of the Board.  The Board recommends a vote:

FOR the election of the five nominees named in Proposal No. 1 to serve on the Board of Directors until their respective successors are elected and qualified;

FOR the classification of the Board of Directors into three classes of directors with staggered three-year terms;

FOR the ratification of the selection of Wolinetz, Lafazan & Company, P.C. as the independent auditor of the Company for the year ending July 31, 2010; and

FOR the amendment to our 2006 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the Plan from 10,000,000 shares to 17,500,000 shares.

With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.  Directors are elected by a plurality of the votes.  The five nominees for director receiving the highest number of votes cast by stockholders entitled to vote for directors will be elected to serve on the Board.  Only the number of votes FOR a nominee affect the outcome.  Accordingly, votes withheld and abstentions will have no effect on the result of the vote on this matter.

Classification of the Board of Directors.  The amendment to our Amended and Restated By-laws to provide for the classification of the Board of Directors requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting.  A properly executed proxy marked ABSTAIN with respect to such amendment will have the effect of a negative vote on this matter.  Broker non-votes are not considered as votes entitled to be cast on the matter, and thus will have no effect on the result of the vote on this matter.

Ratification of Independent Registered Public Accounting Firm.  The ratification of Wolinetz, Lafazan & Company, P.C. as the Company’s independent registered accounting firm for fiscal year 2010 requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting.  A properly executed proxy marked ABSTAIN with respect to such ratification will have the effect of a negative vote on this matter.  Broker non-votes are not considered as votes entitled to be cast on the matter, and thus will have no effect on the result of the vote on this matter.

Amendment to 2006 Equity Incentive Plan.  The amendment to our 2006 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting.  A properly executed proxy marked ABSTAIN with respect to such amendment will have the effect of a negative vote on this matter.  Broker non-votes are not considered as votes entitled to be cast on the matter, and thus will have no effect on the result of the vote on this matter.

Are Proposal No. 1 (Election of Directors) and Proposal No. 2  (Classification of the Board of Directors) conditioned upon one another?

No. These two proposals are separate and independent of each other and stockholders may vote on each proposal independently. In the event Proposal No. 2 is approved by stockholders, the nominees included in Proposal No. 1, if elected, will be divided into three classes and will serve staggered three year terms as described in Proposal No.2.  However, if stockholders do not approve Proposal No. 2, the nominees included in Proposal No. 1, if elected, will serve until the next Annual Meeting and until their successors have been elected and qualified.

Can I change my vote after I return my proxy card?

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by (1) filing with our corporate secretary at our principal offices located at 76 Beaver Street, 14th Floor, New York, NY 10005, a written notice of revocation, (2) submitting a duly executed proxy bearing a later date, or (3) by attending the Meeting and voting in person.

How are the votes tabulated?

The votes will be tabulated and certified by our transfer agent.

Who bears the cost of the solicitation?

Capital Gold has borne the cost of preparing, assembling and mailing this proxy solicitation material. The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is approximately $40,000. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting.

Who can help answer my questions?

You can contact our Secretary and Chief Financial Officer, Christopher M. Chipman, at (212) 344-2785 or by sending a letter to Mr. Chipman at the offices of the Company at 76 Beaver Street, 14th Floor, New York, NY 10005 with any questions about proposals described in this proxy statement or how to execute your vote.

CAPITAL GOLD CORPORATION
76 Beaver Street
14th Floor
New York, NY 10005

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Capital Gold Corporation (“Capital Gold,” the “Company,” “We” or “Us”) by its Board of Directors to be held on January 19, 2010, and at any adjournments or postponements thereof (the “Meeting”). This proxy statement and accompanying proxy are first being distributed to stockholders beginning on or about December 17, 2009. Our principal executive offices are located at 76 Beaver Street, 14th Floor, New York, NY 10005, telephone (212) 344-2785.

Record Date; Mailing Date

The Board of Directors has fixed the close of business on December 8, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting. The Proxy Statement is first being mailed to stockholders of the Company on or about December 17, 2009.

Proposals to be Submitted at the Meeting

At the Meeting, Stockholders will be acting upon the following proposals:

1.	To elect five members to the Board of Directors of the Company to serve until their respective successors are elected and qualified (“Proposal No. 1”);

2.	To amend our Amended and Restated By-laws to provide for the classification of the Board of Directors into three classes of directors with staggered three-year terms (“Proposal No. 2”);

3.
To ratify the selection by our audit committee of Wolinetz, Lafazan & Company, P.C., independent registered public accountants, to audit the financial statements of the Company for the year ending July 31, 2010 (“Proposal No. 3”);

4.	To amend our 2006 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan from 10,000,000 to 17,500,000 shares (“Proposal No. 4”); and

5.	To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

 Principal Offices

The principal executive offices of the Company are located at76 Beaver Street, 14th Floor, New York, NY 10005. The Company’s telephone number at such address is (212) 344-2785.

Information Concerning Solicitation and Voting

As of the record date, there were 193,973,949 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Meeting. Only holders of shares of Common Stock on the record date will be entitled to vote at the Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. There are no cumulative voting rights.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the record date and entitled to vote is required to constitute a quorum at the Meeting.  If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting until a quorum is present, without notice other than an announcement at the Meeting, so long as such adjournment is less than 30 days and a new record date is not fixed.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.  Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting.  A broker non-vote occurs when a broker or other nominee holds shares represented by a proxy, has not received voting instructions with respect to a particular item and does not have discretionary authority to vote such shares.

The director nominees in Proposal No. 1 are elected by a plurality of the votes.  The five nominees for director receiving the highest number of votes cast by stockholders entitled to vote for directors will be elected to serve on the Board.  Only the number of votes FOR a nominee affect the outcome.  Accordingly, votes withheld and abstentions will have no effect on the result of the vote on this matter. Proposals No. 2, 3 and 4 require the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Meeting.  A properly executed proxy marked ABSTAIN with respect to such amendment will have the effect of a negative vote on this matter.  Broker non-votes are not considered as votes entitled to be cast on the matter, and thus will have no effect on the result of the vote on this matter.

Expenses
Capital Gold has borne the cost of preparing, assembling and mailing this proxy solicitation material. The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is approximately $40,000. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

Revocability of proxies

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by (1) filing with our corporate secretary at our principal offices located at 76 Beaver Street, 14th Floor, New York, NY 10005, a written notice of revocation, (2) submitting a duly executed proxy bearing a later date, or (3) by attending the Meeting and voting in person.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING.

PROPOSALS TO STOCKHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We currently have five directors, Gifford A. Dieterle, John Brownlie, Leonard J. Sojka, John W. Cutler and Stephen M. Cooper, whose terms each expire at the upcoming meeting.  Our Board of Directors, based upon the recommendation of the Corporate Governance and Nominating Committee, has nominated Gifford A. Dieterle, John Brownlie, Leonard J. Sojka, John W. Cutler and Stephen M. Cooper, of the current directors for reelection or election as directors.

If elected, such nominees will serve until the end of their terms and until their successors are elected and qualified. In the event Proposal No. 2 is approved by stockholders, the nominees will be divided into three classes and will serve staggered three year terms as described in Proposal No. 2.  However, if stockholders do not approve Proposal No. 2, the nominees will serve until the next Annual Meeting or until their successors are elected and qualified.

The nominees have consented to being named in this Proxy Statement and to serving if elected.  The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve if elected.  If any nominee becomes unavailable to serve as a director, the persons named in the proxy will vote the proxy for a substitute nominee or nominees as they, in their discretion, shall determine.

The election of directors requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote at the Meeting.  Unless otherwise specified, properly executed proxies will be voted in favor of the election of the nominees.  Accordingly, abstentions, broker non-votes and votes withheld for a nominee will not have any effect on the election of a director.

The principal occupations and qualifications of each nominee for director are as follows:

GIFFORD A. DIETERLE, age 77, is our Chief Executive Officer, Treasurer and Chairman of the Board of Directors.  Mr. Dieterle was appointed Chief Executive Officer in September 2009.  Mr. Dieterle was appointed President in September 1997, serving until September 2009 and has been an officer and Chairman since 1981. He has a B.A. an M.S. in Geology obtained from New York University. From 1977 until July 1993, he was Chairman, Treasurer, and Executive Vice-President of Franklin Consolidated Mining Company. From 1982 to 1989, he was Executive Vice President, Chairman and Treasurer of Jeger Oil Corporation.  From 1965 to 1987, he was professor and lecturer in geology at the City University of N.Y. (Hunter Division) and Long Island University.

JOHN BROWNLIE, age 60, is our President, Chief Operating Officer and  Director, and has been with the company since May 2006 and was instrumental in the development of the El Chanate mine.  Mr. Brownlie was appointed President in September 2009.  He currently oversees the operations and exploration activities in Mexico and represents the company in investing activities.  Mr. Brownlie provided team management for mining projects requiring technical, administrative, political and cultural experience over his 35 year mining career.  From 2000 to 2006, Mr. Brownlie was a consultant providing mining and mineral related services to various companies including SRK, Oxus Mining plc and Cemco Inc. From 1995 to 2000, he was the General Manager for the Zarafshan-Newmont Joint Venture in Uzbekistan, a one-million tonne per month heap leach operation that produced over 450,000 ounces of gold annually. From 1988 to 1995, Mr. Brownlie served as the Chief Engineer and General Manager for Monarch Resources in Venezuela, at both the El Callao Revemin Mill and La Camorra gold mine. Before that, Mr. Brownlie was a resident of South Africa and was associated with numerous mineral processing and mining projects throughout Africa. He is a mechanical engineer and fluent in Spanish.  Mr. Brownlie is also a director of Palladon Ventures, Ltd., a publicly traded mineral-related company.

LEONARD J. SOJKA, age 53, has been a Director since September 2009.  Mr. Sojka has served as an investment advisor to institutional investors at SVR Capital LLC since September 2002, where his primary industry focus is on the metals and mining sector.  As an investment advisor, Mr. Sojka applies fundamental, technical and arbitrage analysis to corporate securities.  Since September 2008, Mr. Sojka has also served as a director and the corporate secretary for Palladon Ventures, Ltd., which is developing the Iron Mountain Project in southwest Utah.  He was appointed Palladon CFO in October 2009.  He previously occupied positions as an analyst or portfolio manager at a variety of firms, including Whitebox Long/Short Fund, Bighorn Capital LLC, and Deephaven Capital LLC.

JOHN W. CUTLER, age 60, has been a Director since September 2009. Mr. Cutler has over 35 years of experience in the investment management and securities industries. He is currently serving as the President, Chief Executive Officer and a director of Palladon Ventures, Ltd. Mr. Cutler is also currently serving as the Managing General Partner of Par Associates, an investment partnership which he organized in 1988. Previously, from 2005 to 2009, Mr. Cutler served as a strategist at Swank Capital, LLC, a multi-fund manager specializing in energy and natural resource investments. Mr. Cutler also previously held positions with John S. Herold, Inc., SmithBarney, Inc., and First Boston Corporation.

STEPHEN M. COOPER, age 46, has been a Director since October 2009. Mr. Cooper has over 20 years of experience in the energy technology industry.  He is currently serving as the President of EnergyIQ, a Denver based exploration & production data management group for the oil & gas industry.  Previously, he worked for over nine years with IHS Energy.  Mr. Cooper has a Ph.D. in Mining and a bachelor’s degree in Mining Engineering, both from Nottingham University.

THE BOARD OF DIRECTORS DEEMS PROPOSAL 1 TO BE IN THE BEST INTERESTS OF
THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” EACH OF THE
FIVE NOMINEES FOR DIRECTOR.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth as of November 6, 2009, the number and percentage of outstanding shares of Common Stock beneficially owned by:

•	Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding Common Stock;
•	Each of our Directors and the Named Executives; and
•	All of our officers and Directors as a group.

As of the foregoing date, there were no other persons, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of the issued and outstanding Common Stock.

This table is based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission, and information obtained from our directors and named executives. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days of November 6, 2009. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named in the table, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe, based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares Common Stock which they beneficially own. Unless otherwise noted, the address of each of the principal stockholders is care of us at 76 Beaver Street, 14th floor, New York, NY10005.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percentage Beneficial Ownership (1)

Gifford A. Dieterle*	4,027,781	(2)	2.1%
16 Grouse Lane
Lloyd Harbor, NY

John Brownlie*	1,924,500	(2)	1.0%
6040 Puma Ridge
Littleton, CO 80124

Christopher M. Chipman*	1,705,729	(2)	**
826 Fayette Street
Conshohocken, PA 19428

Scott Hazlitt*	1,750,000	(2)	**
9428 W. Highway 50
Salida, CO 81201

Leonard J. Sojka*	26,340
1460 Spring Valley Road
Golden Valley, MN 55422

John W. Cutler*	75,800
4190 Lively Lane
Dallas, TX

Stephen M. Cooper*	2,000		**
10475 Park Meadows Drive
Suite 600
Lone Tree, CO 80124

Sprott Asset Management, Inc.	30,911,900		15.9%
Suite 2700, South Tower
Royal Bank Plaza
Toronto, ON M5J 2J1
Canada

Sprott Canadian Equity Fund	10,712,100		5.5%
Suite 2700, South Tower
Royal Bank Plaza
Toronto, ON M5J 2J1
Canada

Van Eck Associates Corporation	13,946,660	(3)	7.2%
335 Madison Ave., 19th Flr
New York, NY 10017

All Officers and Directors as a Group (7 persons)	9,512,150		4.8%

* Officer and/or Director of Capital Gold Corporation
** Less than 1%

(1)	Based upon 193,973,949 shares issued and outstanding as of November 6, 2009.

(2)	For Messrs. Dieterle, Brownlie, Chipman and Hazlitt includes, respectively, 1,000,000 shares, 1,000,000 shares, 750,000 shares and 600,000 shares issuable upon exercise of options.

(3)	Represents shares held within mutual funds and other client accounts managed by Van Eck Associates Corporation, none of which owns more than 5% of our outstanding shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2002, we purchased marketable equity securities of a related company. We recorded approximately $6,000, $6,000 and $9,000 in expense reimbursements including office rent from this entity for the years ended July 31, 2009, 2008 and 2007, respectively (see Notes 3 and 11).

We utilize Caborca Industrial, a Mexican corporation that is 100% owned by Gifford A. Dieterle, our Chief Executive Officer, and Jeffrey W. Pritchard, our former Executive Vice President, for mining support services. These services include but are not limited to the payment of mining salaries and related costs. Caborca Industrial bills us for these services at slightly above cost. Mining expenses charged by Caborca Industrial and eliminated upon consolidation amounted to approximately $4,767,000, $3,775,000 and $702,000 for the year ended July 31, 2009, 2008 and 2007, respectively.

During the years ended July 31, 2009, 2008 and 2007, we paid Jack Everett, our former Vice President, Exploration and Director, consulting fees of $0, $100,000 and $0, respectively.  In addition, this individual earned wages of $120,000 during the year ended July 31, 2007.  During the years ended July 31, 2009, 2008 and 2007, the Company paid Robert Roningen, a director, legal and consulting fees of $8,000, $35,000 and $24,000, respectively.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN
COMMITTEES

Our Board of Directors is responsible for the management and direction of our company and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over our affairs for the benefit of our stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of our company. In discharging that obligation, Directors may rely on the honesty and integrity of our senior executives and our outside advisors and auditors.

On November 18, 2009, the Board of Directors determined that Leonard Sojka, John Cutler and Stephen Cooper are “independent directors” under Section 121B(2)(a) of the NYSE Amex Company Guide.

The Board of Directors met six times during fiscal 2009 and acted by unanimous written consent on eight occasions.  Each of the directors attended at least 83% of the aggregate of the total number of meetings of the Board of Directors they were eligible to attend and the total number of meetings held by all committees on which they served.

Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board, Capital Gold strongly encourages (but does not require) members of the Board to attend such meetings.  In January 2009, the Company postponed its annual meeting of stockholders, which had been scheduled for January 20, 2009.   The annual meeting had been postponed to allow management sufficient time to respond to comments of the staff of the Securities and Exchange Commission resulting from a regular review of the Company’s  periodic  filings.  In addition to the report of management on internal controls over financial reporting which was contained in the Company’s recent Form 10-K, the Securities and Exchange Commission’s (“SEC”) comments require the Company to obtain an attestation report of the Company’s independent registered accounting firm of internal controls over financial reporting, among other matters.  At the time that the Form 10-K was filed, the Company believed that only management’s report on internal controls over financial reporting was required because the Company was previously a smaller reporting company and not required to obtain an attestation report of its independent auditor.  The staff of the SEC has indicated in its comment letter that an attestation report is required.  Accordingly, we engaged our independent auditor to provide such an attestation report which was obtained in February 2009. In conjunction with the proposed Gammon Gold transaction and the close proximity of our fiscal year end, the Company elected to forgo the 2009 Annual Meeting of Stockholders.

The Board of Directors currently has three standing committees:  an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee.  In addition to the descriptions below, please refer to the “Report of the Compensation Committee” and “Report of the Audit Committee” included in this Proxy Statement.

  On August 28, 2009, Ian A. Shaw resigned as a director of the Company.  At the time of his resignation, Mr. Shaw served as the chairman of the Audit Committee and Compensation Committee of the board of directors.

On August 28, 2009, John T. Postle resigned as a director of the Company.  At the time of his resignation, Mr. Postle served as a member of the Audit Committee and Compensation Committee.

On September 2, 2009, Mark T. Nesbitt resigned as a director of the Company.  At the time of his resignation, Mr. Nesbitt served as a member of the Audit Committee and Compensation Committee.  Mr. Shaw, Mr. Postle and Mr. Nesbitt also served on the Mergers and Acquisitions Committee of the Board of Directors.

On September 3, 2009, the Board of Directors of the Company appointed Leonard J. Sojka and John W. Cutler to the Board in order to fill two of the vacancies created by the resignations.  Mr. Sojka was appointed as chairman of the Audit Committee, and Mr. Cutler was appointed as chairman of the Compensation Committee.  Both Mr. Sojka and Mr. Cutler will serve on their respective committees. Previously, on September 1, 2009, the Board had appointed Mr. Sojka and Mr. Cutler as non-voting observers to the Board.

On September 17, 2009, the Company terminated Jeffrey W. Pritchard as Executive Vice President and Secretary of the Company without cause pursuant to a restructuring of its corporate investor relations functions.  The termination was effective September 15, 2009.  Mr. Pritchard also resigned as a Director of the Company effective September 29, 2009.  As part of the settlement, Mr. Pritchard received a lump sum payment of approximately $426,000, and will receive an additional payment of approximately $65,000, if Mr. Pritchard fulfills certain terms of the termination agreement.  Mr. Pritchard will be entitled to change in control benefits should the Company enter into a transaction on or before December 31, 2009 with certain entities that would result in a “Change in Control” as defined in his Change in Control Agreement with the Company. In addition, on September 17, 2009, the Company appointed Robert Roningen Secretary of the Company.  Mr. Roningen previously was Secretary of the Company from 2000 to February, 2007.

On November 2, 2009, Robert Roningen resigned as a director of the Company.  Mr. Roningen also resigned as corporate secretary and Senior Vice President of the Company effective November 12, 2009.  He also provided legal and consulting services to the Company.  As part of the settlement, Mr. Roningen received consulting fees for services provided to the Company of $25,000.  Mr. Roningen will be entitled to a benefit of $95,000 upon the happening of a “change in control” (as defined in the Change in Control Agreement dated January 1, 2009 between the Company and Gifford Dieterle), if such change in control occurs within the one year period commencing January 1, 2010 and terminating on December 31, 2010.

On November 4, 2009, Roger Newell resigned as a director of the Company.

Audit Committee

The Audit Committee currently consists of Leonard J. Sojka, Committee Chairman, John W. Cutler and Stephen M. Cooper, the non-employee members of the Board.  The Board of Directors has determined that all three members satisfy the definition of “independent directors” in Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee met on four occasions in fiscal 2009. All committee members were present at the meetings. Representatives of our independent auditor were in attendance at one meeting without management present.

The Board has determined that Mr. Sojka qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC.

The Audit Committee acts pursuant to the Audit Committee Charter as adopted by the Board.  The charter is available on our website at www.capitalgoldcorp.com, and can be found under the Corporate Info; Corporate Governance tab.  The Audit Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation and reporting the results of the evaluation to the full Board.

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation of, the Company's independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee is also directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The Audit Committee reviews the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company's financial statements, including the Company's Chief Financial Officer, all critical accounting policies and practices used or to be used by the Company, the Company's disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" prior to the filing of the Company's Annual Report on Form10-K, and significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

The Audit Committee also reviews any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative Generally Accepted Accounting Principles methods on the financial statements, major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and the effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Stephen M. Cooper, Committee Chair, John W. Cutler and Leonard J. Sojka. The Corporate Governance and Nominating Committee, consisting entirely of independent directors, proposes to the Board of Directors slates of directors to be recommended for election at the Annual Meeting of Stockholders (and any directors to be elected by the Board of Directors to fill vacancies) and slates of officers to be elected by the Company’s Board of Directors. It also advises the Board of Directors on various corporate governance issues, and leads the Board of Directors in its annual review of the Board’s performance. The Corporate Governance and Nominating Committee also is responsible for recommending to the Board amounts of director compensation. Our Board of Directors had nominated all directors for election in prior years as the Company had not yet established a Corporate Governance and Nominating Committee.

Capital Gold has established a process for identifying and nominating director candidates. The following is an outline of the process for nomination of candidates for election to the Board: (a) the Chief Executive Officer, President, the Corporate Governance and Nominating Committee or other members of the Board of Directors identify the need to add new Board members, with careful consideration of the mix of qualifications, skills and experience represented on the Board of Directors; (b) the Chairman of the Corporate Governance and Nominating Committee coordinates the search for qualified candidates with input from management and other Board members; (c) the Corporate Governance and Nominating Committee engages a candidate search firm to assist in identifying potential nominees, if it deems such engagement necessary and appropriate; (d) selected members of management and the Board of Directors interview prospective candidates; and (e) the Corporate Governance and Nominating Committee recommends a nominee and seeks full Board endorsement of the selected candidate, based on its judgment as to which candidate will best serve the interests of Capital Gold’s stockholders.

The Board of Directors has determined that directors should possess the following minimum qualifications: (a) the highest personal and professional ethics, integrity and values; (b) commitment to representing the long-term interest of the stockholders; (c) broad experience at the policy-making level in business and ability to exercise sound judgment in matters that relate to our industry; and (d) sufficient time to effectively fulfill duties as a Board member. The Corporate Governance and Nominating Committee considers any candidates submitted by stockholders on the same basis as any other candidate. Any stockholder proposing a nomination should submit such candidate’s name, along with a curriculum vitae or other summary of qualifications, experience and skills to the Secretary, Capital Gold Corporation, 76 Beaver Street, 14th Flr, New York, New York 10005.  The request to nominate a director must be made within the timeframe specified under “DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS” below and accompanied by a statement by the nominee acknowledging that he or she is willing to serve and, if elected, will owe a fiduciary obligation to the Company and its shareholders.
The Corporate Governance and Nominating Committee acts pursuant to the Corporate Governance and Nominating Committee Charter as adopted by the Board.  The charter is available on our website at www.capitalgoldcorp.com, and can be found under the Corporate Info; Corporate Governance tab.  The Corporate Governance and Nominating Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy.

Compensation Committee

The Compensation Committee currently consists of John W. Cutler, Chairman, Leonard J. Sojka and Stephen M. Cooper.  Each is a “non-employee director,” as defined in Rule 16b-3 of the Exchange Act and an “outside director,” as defined in Section 162(m) of the Internal Revenue Code, as amended.  The Compensation Committee met on three occasions in fiscal 2009. All committee members were present at the meetings.

The Compensation Committee acts pursuant to the Compensation Committee Charter as adopted by the Board.  The charter is available on our website at www.capitalgoldcorp.com, and can be found under the Corporate Info; Corporate Governance tab.  The Compensation Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy.

The Compensation Committee is responsible for determining the compensation for the Chairman and Chief Executive Officer (“CEO”), the President and Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”) as well as approving the compensation structure for other executives of the Company.  Further, the Compensation Committee approves broad-based and special compensation plans across the Company.

As set forth in its charter, the Compensation Committee’s authority and responsibility include but are not limited to:

•
Review executive officer compensation for compliance with Section 16 of the Securities Exchange Act and Section 162(m) of the Internal Revenue Code, as each may be amended from time to time, and any other applicable laws, rules and regulations.

•	In consultation with the CEO, the COO and the CFO, review the talent development process within the Company to ensure it is effectively managed.

•	Annually review employee compensation strategies, benefits and equity programs.

•	Annually review the share usage, dilution and proxy disclosures.

•	Review and approve employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits.

•	Annually review the Company’s progress in meeting diversity goals with respect to the employee population

The Compensation Committee has the authority to engage independent compensation consultants or advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms of such consultants or advisors.  In 2007, the Compensation Committee engaged Mosteller & Associates, Inc. (“Mosteller”) as its independent executive compensation consulting firm.  Mosteller conducted a review of the total compensation of the Company’s executive officers and prepared reports for the review of the Compensation Committee that were subsequently used in determining the appropriate levels of compensation for each executive officer.  In April 2009, the Compensation Committee engaged the Hay Group as its independent executive compensation consulting firm for the purpose of helping the Compensation Committee evaluate its current compensation programs.  The Hay Group conducted its review of the total compensation of the Company’s executive officers and presented its results for the review of the Compensation Committee. The Compensation Committee will use these results in assisting in determining the appropriate levels of compensation for each executive officer on a going forward basis.

The Chief Executive Officer attends the Compensation Committee meetings as management’s representative.  No other executives participate in the compensation process or attend the Compensation Committee meetings.  The CEO evaluates and provides performance assessments and compensation recommendations for each of the executive officers other than himself to the Compensation Committee.  The Compensation Committee considers these recommendations in its deliberations to set executive compensation.  The Compensation Committee reviews the compensation package of the CEO and determines the compensation package of the CEO in an executive session that the CEO does not attend.  The CEO does not engage in discussions with the Compensation Committee or the Compensation Committee’s independent compensation consulting firm regarding his compensation package.

Compensation Committee Interlocks and Insider Participation

Throughout fiscal 2009, Mr. Shaw, Mr. Postle and Mr. Nesbitt served on the Compensation Committee. None of the members of the Compensation Committee was at any time during fiscal 2009 an officer or employee of the Company.

No executive officer of the Company during fiscal 2009 served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Our President and COO, John Brownlie, currently serves on the board of directors of Palladon Ventures Ltd., a mining exploration and development company.  John W. Cutler is currently serving as the President, Chief Executive Officer and a director of Palladon Ventures Ltd. and Leonard J. Sojka serves as a director, corporate secretary and chief financial officer for Palladon Ventures Ltd.

Corporate Governance

As the OTC Bulletin Board, on which the Company’s shares of Common Stock are quoted, has no independence requirements, the Company has adopted the independence definitions and requirements of the NYSE AMEX. The discussion below reflects such standards of independence. In addition, the Company has adopted Corporate Governance Guidelines that outline important policies and practices regarding the governance of the Company. Each of the committees has also adopted a charter outlining responsibilities and operations. The Corporate Governance Guidelines and the charters are available at www.capitalgoldcorp.com and are available in print upon request to the Investor Relations Department, Capital Gold Corporation, 76 Beaver Street, 14th Flr. New York, NY 10005.

Communication with the Board of Directors

Interested parties wishing to contact the Board of Directors of the Company may do so by writing to the following address: Board of Directors, Capital Gold Corporation, 76 Beaver Street, 14th Floor, New York, NY 10005, Attn: Christopher M. Chipman, Secretary. All letters received will be categorized and processed by Mr. Chipman and then forwarded to the Company’s Board of Directors.

Code of Ethics and Business Conduct

We adopted a Code of Ethics that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is publicly available on our website at www.capitalgoldcorp.com, where it may be found under the Corporate Info; Corporate Governance tab. You also may obtain a copy of this code by written request to our Office Manager at 76 Beaver Street, 14th Floor, New York, NY 10005. Our Board of Directors is required to approve any substantive amendments to this code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer, principal financial officer or principal accounting officer and we will disclose the nature of such amendment or waiver in a report on Form 8-K within four business days.

Compliance with Section 16(a) of the Exchange Act

To our knowledge, during the fiscal year ended July 31, 2009, based solely on a review of such materials as are required by the Securities and Exchange Commission, no officer, director or beneficial holder of more than ten percent of our issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Securities Exchange Act of 1934.

Compensation of Directors

During the fiscal year ended July 31, 2009, our independent directors, Ian Shaw, John Postle and Mark Nesbitt, each received a fee of $2,000 per month.  Non-independent directors, Robert Roningen and Roger Newell, each received $1,000 per month.  Directors are reimbursed for their accountable expenses incurred in attending meetings and conducting their duties.

On January 20, 2009, at the recommendation of the Compensation Committee and on the approval by the Board of Directors, the Company’s non-executive directors were granted 275,000 stock options under our 2006 Equity Incentive Plan as incentive compensation. The stock options were awarded as follows:  Ian Shaw – 75,000, John Postle – 50,000, Mark T. Nesbitt – 50,000, Roger Newell -50,000 and Robert Roningen – 50,000.  The stock options have a term of five years and vest as follows: one-third vested upon issuance and the balance vest on a one-third basis annually thereafter. The exercise price of the stock options is $0.49 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest.  The Company utilized the Black-Scholes method to fair value the 275,000 options received by these individuals.  The grant date fair value of each stock option was $0.29.

The following tables set forth the compensation paid to our directors for the fiscal year ended July 31, 2009:

Director Compensation
	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total
Ian A. Shaw	76,000	-	21,000	-	97,000
John Postle	54,000	-	14,000	-	68,000
Mark T. Nesbitt	66,000	-	14,000	-	80,000
Roger Newell	51,000	-	14,000	-	65,000
Robert Roningen(3)	12,000	-	14,000	8,000	34,000

(1)
Amounts shown reflect amounts of option awards recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard No. 123R, using the Black-Scholes option-pricing model and include amounts from stock option awards granted in fiscal 2009. Refer to Note 15 to the Company’s Consolidated Financial Statements for a discussion of assumptions made in the valuation of option awards.  During fiscal 2009, option awards were comprised of: 1) 75,000 stock options issued to Ian Shaw at an exercise price of $0.49,  2) 50,000 stock options each issued to John Postle, Mark T. Nesbitt, Roger Newell and Robert Roningen at an exercise price of $0.49.

(2)
Amounts shown for Ian Shaw, John Postle, Mark Nesbitt and Roger Newell also includes committee fees earned with respect to merger and acquisition activity during the fiscal year ended July 31, 2009. Ian Shaw acted as committee chair.  Fees earned were $52,000, $30,000, $42,000 and $39,000 for Mr. Shaw, Mr. Postle, Mr. Nesbitt and Mr. Newell, respectively.

(3)	Amount shown for Robert Roningen represents fees for legal and consulting services provided.

PROPOSAL 2

AMENDMENT OF AMENDED AND RESTATED BY-LAWS TO PROVIDE FOR THE
CLASSIFICATION OF THE BOARD OF DIRECTORS

  The Board of Directors has approved and recommended that stockholders approve an amendment to our Amended and Restated By-laws to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office. At present, the Board of Directors is comprised of a single class of five directors, all of whom are elected at each annual meeting.

  Delaware law permits us to amend the Amended and Restated By-laws to provide for a classified Board of Directors. The proposed classified board amendment to the Amended and Restated By-laws would provide that directors will be classified into three classes, as nearly equal in number as possible. One class would hold office initially for a term expiring at the next Annual Meeting of Stockholders (Class I); a second class would hold office initially for a term expiring at the 2011 Annual Meeting of Stockholders (Class II); and another class would hold office initially for a term expiring at the 2012 Annual Meeting of Stockholders (Class III). At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election, and until their successors have been duly elected and qualified. In the event we increase or decrease the number of the members of the Board of Directors, any such increase or decrease will be apportioned among the three classes to maintain the number of directors in each class as nearly equal as possible. Directors chosen to fill vacancies on the classified board would hold office for the remainder of the term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

  In the event that this proposal is approved, the Board of Directors has nominated Stephen M. Cooper for election as the Class I director, and, if elected, his initial term will expire at the next Annual Meeting of Stockholders. Gifford A. Dieterle and Leonard J. Sojka have been nominated for election as the Class II directors, and, if elected, their initial term will expire at the Annual Meeting of Stockholders in 2011. John Brownlie and John W. Cutler have been nominated for election as the Class III directors, and, if elected, their initial term will expire at the Annual Meeting of Stockholders in 2012. See Proposal No. 1 for information regarding the director nominees. If the proposed amendment to the Amended and Restated By-laws is not approved, the five nominees, if elected, will serve one-year terms until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

Reasons for the Adoption of a Classified Board of Directors

The election of directors is currently governed by our Amended and Restated By-laws, which provides that all directors are to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Section 141(d) of the Delaware General Corporation Law (“DGCL”) permits either the certificate of incorporation or the bylaws of a corporation to provide for the classification of directors for staggered terms of office. Neither our Certificate of Incorporation or our Amended and Restated By-laws, in their current form, contain any such provision.

 The amendment provides for the creation of three classes of directors, comprised of an nearly equal number of members. The result of this process is that approximately one-third of the Board of Directors will be up for election each year. Should a vacancy occur or be created on the Board of Directors, such vacancy shall be filled by a majority vote of the then serving directors, and such newly appointed director shall serve until the end of the term of such class.

  The Board of Directors believes that a classified board serves the best interests of our stockholders by promoting the continuity and stability of our business. The Board of Directors believes that a classified board may enhance our ability to attract and retain well-qualified individuals who are able to commit the necessary time and resources to understand our business affairs and operations. The continuity and quality of leadership that results from a classified Board should, in the opinion of the Board of Directors, promote our long-term value. Staggered terms for directors may also moderate the pace of change in the Board of Directors by extending the time required to elect a majority of directors from one to two annual meetings of stockholders. This delay is also designed to reduce our vulnerability to unsolicited takeover attempts and attempts to compel our restructuring or otherwise force us into an extraordinary transaction. The Board of Directors believes that this delay also serves our best interests and the best interests of our stockholders by encouraging potential acquirors to negotiate with the Board of Directors rather than to act unilaterally. The Board of Directors believes that under most circumstances it will be able to obtain the best terms for us and our stockholders if it is in a position to negotiate effectively on their behalf.  This proposal is not in response to any specific effort of which we are aware of to accumulate our stock or to obtain control of us through a proxy solicitation in opposition to management or in any other manner.

Effect of Classified Board of Directors

Although the creation of a classified Board of Directors is designed as a protective measure for stockholders, the creation of a classified Board of Directors may have the effect of preventing stockholders from realizing an opportunity to sell their shares of capital stock at higher than market prices by deterring unsolicited tender offers or other efforts to obtain control of us.

In addition, classified board provisions will generally delay, deter or impede changes in control of the Board of Directors or the approval of certain stockholder proposals that might have the effect of facilitating changes in control of the Board of Directors, even if the holders of a majority of the Company’s voting securities believe the changes or actions would be in the best interests of the Company and its stockholders. For example, classifying the Board of Directors would increase the time required for someone to obtain control of us without the cooperation or approval of the incumbent Board of Directors, even if that person holds or acquires a majority of the voting power.

Section 141(k)(1) of the DGCL provides that, unless a corporation’s certificate of incorporation specifically provides otherwise, if a corporation has a staggered board, the directors of the corporation may only be removed by stockholders for cause. While our Certificate of Incorporation does not provide for the removal of directors by stockholders without cause, our Amended and Restated By-laws does include such a provision. Nevertheless, so long as we maintain a classified Board of Directors, stockholders may only remove directors for cause.  The inability of stockholders to remove directors without cause will make the removal of any director more difficult (unless cause is readily apparent) even if a majority of the stockholders believe removal is in their best interests.

The Board of Directors considered the potential adverse impact of this proposal and concluded that such adverse effects are outweighed by the benefits this amendment would afford us and our stockholders.

The proposed amendment to our Amended and Restated By-laws is as follows:
The entire paragraph of Section 1(c) in “Article III - Board of Directors” shall be deleted in its entirety and shall be replaced with the following:

“The directors shall be divided into three classes designated as Class I, Class II and Class III, with each class having as equal a number of members as reasonably possible. The initial term of office of the Class I, Class II, and Class III directors shall expire at the annual meeting of stockholders in 2010, 2011 and 2012, respectively. At each succeeding annual meeting of the Stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.  In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term.  A director shall hold office until the annual meeting of the Stockholders in the year in which his or her term expires and until his or her successor shall be elected and qualified or until his or her prior death, resignation or removal. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.”

THE BOARD OF DIRECTORS DEEMS PROPOSAL 2 TO BE IN THE BEST
INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE
“FOR” APPROVAL THEREOF.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of Wolinetz, Lafazan & Company, P.C. (“WL”) as our independent registered public accountants for the fiscal year ending July 31, 2010 subject to ratification by the stockholders.

The affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting on the proposal shall constitute ratification of the selection of WL.  Even if the selection of WL as our independent auditor is not ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine that such a change would be in the best interest of the Company and the stockholders.  If the stockholders, however, do not ratify the appointment, the Audit Committee will reconsider whether to retain WL, but may proceed with the retention of WL if it deems it to be in the best interest of the Company and the stockholders.

Representatives of WL are expected to be present at the Meeting and will have an opportunity to address the stockholders present at the Meeting and to respond to questions.

WL audited our financial statements for the years ended July 31, 2009, 2008 and 2007. All audit and professional services provided by WL were approved in advance by the Audit Committee to assure such services do not impair the auditor's independence from us. The total aggregate fees billed by WL were $247,000, $125,000 and $140,000 for the fiscal years ended July 31, 2009, 2008 and 2007, respectively. The following table shows the detailed fees billed to us by WL for professional services rendered during these fiscal years.

Description of Fees	2009	2008	2007
Audit Fees	$213,000	$115,000	$130,000
Audit-Related Fees	24,000	-	-
Tax Fees	10,000	10,000	10,000
All Other Fees	-	-	-
Total Fees	$247,000	$125,000	$140,000

Audit Fees.  Represents fees for professional services provided for the audit of our annual financial statements, services that are performed to comply with generally accepted auditing standards, and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees.  Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees.  This represents professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  WL was paid no other fees for professional services during the fiscal years ended July 31, 2009, 2008 and 2007.

The Board of Directors considers WL to be well qualified to serve as our independent public accountants.  The Audit Committee will pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee may review and approve the scope and staffing of the independent auditors' annual audit plan.

PROPOSAL 4

AMENDMENT OF OUR 2006 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF
SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM
10,000,000 TO 17,500,000 SHARES

Our 2006 Equity Incentive Plan (the “Plan”) was approved by stockholders in February 2007. A maximum of 10,000,000 shares of our common stock are reserved for issuance under the Plan. To date, we have issued an aggregate of 9,397,500 shares and options for the purchase of shares and 1,845,897 shares either expired or were left unvested, leaving 2,918,375 shares available for future issuance under the Plan. Our Board believes that the number of shares reserved for issuance under the Plan needs to be increased by 7,500,000 shares.

The following general description of certain features of the Plan is qualified in its entirety by reference to the Plan, which is attached hereto as Annex A. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan. Please note that the only change to the Plan, if approved by stockholders, will be the above-referenced increase in the number of shares reserved for issuance under the Plan.

The Plan authorizes the grant of non-qualified and incentive stock options, stock appreciation rights and restricted stock awards (each, an “Award”). Unless sooner terminated, the Plan will continue in effect for a period of 10 years from its effective date.

The Plan is administered by our Board of Directors which has delegated the administration to our Compensation Committee. The Plan provides for Awards to be made to such of our employees, directors and consultants and our affiliates as the Board may select.

The following limits apply to grants of Awards under the Plan: (i) the maximum number of shares of common stock which may be reserved for issuance to all directors, officers and ten percent stockholders, in the aggregate, under the Plan, together with any other security-based compensation arrangement, shall not, at any time, exceed 10% of the outstanding shares of common stock on a non-diluted basis; and (ii) the maximum number of shares of common stock which may be issued to all directors, officers and ten percent stockholders, in the aggregate, under the Plan, together with any other security-based compensation arrangement, within any one year period, shall not exceed ten percent (10%) of the outstanding shares of common stock on a non-diluted basis.

The Board has the authority to accelerate the vesting or exercise date of any Award. Awards are subject to adjustment upon any change in capitalization of the Common Stock. All Awards terminate immediately prior to a dissolution or liquidation of the Company. Upon a Change in Control, all unvested Awards vest, and the Board has the authority to accelerate the exercisability of any Award. A “change in control,” is defined in the Plan to occur in the event one or more persons acting individually or as a group:

(i)           acquires sufficient additional stock to constitute more than 50% of (A) the total Fair Market Value of all common stock issued and outstanding or (B) the total voting power of all shares of capital stock authorized to vote for the election of directors;

(ii)           acquires, in a 12-month period, 35% or more of the voting power of all shares of capital stock authorized to vote for the election of directors, or alternatively a majority of the members of the board is replaced during any 12-month period by directors whose appointment was not endorsed by a majority of the members of the board; or

(iii)           acquires, during a 12-month period, more than 40% of the total gross Fair Market Value of all of our assets.

Stock options awarded under the Plan may vest and be exercisable at such times (not later than 10 years after the date of grant) and at such exercise prices (not less than Fair Market Value at the date of grant) as our Board may determine. The Plan also provides that, should the expiry date of any vested option fall on, or within nine business days immediately following a black-out period self-imposed by us on the holder, the term of such option will automatically be extended to a date which expires 10 business days following the end of such black-out period. Unless otherwise determined by our Board, stock options shall not be transferable except by will or by the laws of descent and distribution. No options may be granted under the Plan after the tenth anniversary of its effective date.

  On July 23, 2009, at the recommendation of the Compensation Committee and upon approval by the Board of Directors, the Company amended the 2006 Equity Incentive Plan to provide for cashless exercises of options by participants under the Plan.  Payment of the option exercise price may be made (i) in cash or by check payable to the Company, (ii) in shares of Common Stock duly owned by the optionholder (and for which the optionholder has good title free and clear of any liens and encumbrances), valued at the Fair Market Value on the date of exercise, or (iii) by delivery back to the Company from the shares acquired on exercise of the number of shares of Common Stock equal to the exercise price, valued at the Fair Market Value on the date of exercise.

Unless otherwise provided in an option agreement, in the event an optionholder’s continuous service terminates (other than upon the optionholder’s death, disability, retirement or as a result of a Change of Control), all options held by the optionholder shall immediately terminate; provided, however, that an option agreement may provide that if an optionholder’s continuous service is terminated for reasons other than for cause, all vested options held by such person shall continue to be exercisable until the earlier of the expiration date of such option or 180 days after the date of such termination. All such vested options not exercised within the period described in the preceding sentence shall terminate.

Stock appreciation rights (“SARS”), the right to receive in shares of common stock the excess of the Fair Market Value of common stock on the date the rights are surrendered over the Fair Market Value of common stock on the date of grant, may be granted to any Employee, Director or Consultant selected by the Board:

(i)           in connection and simultaneously with the grant of another Award;

(ii)          with respect to a previously granted Award; or

(iii)         independent of another Award.

The Board may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a SAR that the Participant surrender for cancellation some or all of the Awards previously granted to such person under the Plan or otherwise. A SAR, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Award, may contain such other terms as the Board deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Award upon sale of the common stock.

Restricted stock awarded under the Plan may be granted on such terms and conditions as the Board may determine. The terms and conditions of restricted stock Award Agreements may change from time to time, and the terms and conditions of separate restricted stock Award Agreements need not be identical. Each restricted stock Award Agreement:

(i)           may be awarded in consideration for past services actually rendered, or for future services to be rendered, to us or an Affiliate for its benefit;

(ii)          may be subject to a vesting schedule to be determined by the Board, or be fully vested at the time of grant;

(iii)         shall provide that, unless otherwise provided in the restricted stock Award Agreement, in the event a Participant’s continuous service to us terminates for cause prior to a vesting date set forth in the restricted stock Award Agreement, any unvested restricted stock Award shall be forfeited; and

(iv)         unless otherwise provided for therein, shall not be transferable.

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect as of the date of this proxy. This summary applies to the Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Under current federal laws, in general, recipients of grants of nonqualified stock options and restricted stock awards under the Plan are taxed upon their actual or constructive receipt of common stock with respect to such awards or grants (i.e., upon exercise of nonqualified stock options and upon vesting of the restricted stock). Subject to Section 162(m) of the Code and certain reporting requirements, we would receive an income tax deduction with respect to the amount of ordinary income recognized by the participant. Under Sections 421 and 422 of the Code, recipients of incentive stock options are generally not taxed on their receipt of common stock upon the exercise of incentive stock options, if they hold the common stock for specified minimum holding periods; therefore, we would not receive an income tax deduction unless a participant failed to satisfy the minimum holding periods. Assuming the required holding periods are met, an incentive stock option recipient would recognize a capital gain.

The Plan is also structured to comply with the requirements imposed by Section 162(m) of the Code and related regulations in order to preserve, to the extent practicable, our tax deduction for awards made under our Plan to covered employees. Section 162(m) of the Code generally denies an employer a deduction for compensation in excess of $1,000,000 paid to covered employees of a publicly held corporation (generally the named executive officers), unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

Participants may elect, under Section 83(b) of the Code, within 30 days of a grant of restricted stock, to recognize taxable ordinary income on the date of grant, rather than on the date of vesting. If a participant makes an election under Section 83(b), the holding period will commence on the date of grant, the participant's tax basis will equal the fair market value of the shares on the grant date (determined without regard to restrictions), and we will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant.

The Plan provides the Board with the general power to amend the Plan, or any portion thereof at any time in any respect without the approval of our stockholders, provided however, that the stockholders must approve any amendment which increases the fixed maximum percentage of shares of common stock issuable pursuant to the Plan, reduces the exercise price of an Award held by a director, officer or ten percent stockholder or extends the term of an Award held by a director, officer or ten percent stockholder. Accordingly, for example, the Board may amend the terms of the Plan without seeking stockholder approval as follows:

(a)           amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)           amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX or any other stock exchange upon which the common stock is listed);

(c)           amendments respecting administration of the Plan;

(d)           any amendment to the vesting provisions of the Plan or any Award;

(e)           any amendment to the early termination provisions of the Plan or any Award, whether or not such Award is held by a director, officer or ten percent stockholder, provided such amendment does not entail an extension beyond the original expiry date;

(f)            the addition of any form of financial assistance by the Company for the acquisition by all or certain categories of participants under the Plan, and the subsequent amendment of any such provision which is more favorable to participants;

(g)           the addition or modification of a cashless exercise feature, payable in cash or shares, which provides for a full deduction of the number of underlying shares from the Plan reserve;

(h)           amendments necessary to suspend or terminate the Plan; and

(i)            any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the TSX or any other stock exchange upon which the common stock is listed).

Notwithstanding the foregoing, stockholder approval may still be necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 of the Exchange Act or any applicable stock exchange listing requirements. The Board may, in its sole discretion, although not required under the terms of the Plan, submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers. The Board may amend the Plan in any respect it deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith. Rights under any Award granted before amendment of the Plan cannot be impaired by any amendment of the Plan unless the Participant consents in writing. The Board is empowered to amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the applicable Participant consents in writing and further provided that the Board cannot amend the exercise price of an option, the Fair Market Value of an Award or extend the term of an option or Award without obtaining the approval of the stockholders if required by the rules of the TSX or any stock exchange upon which the common stock is listed.

During the fiscal year ended July 31, 2009, the following options and shares were granted under the Plan to the following persons: 500,000 options to Gifford A. Dieterle, our Chief Executive Officer; 500,000 options to John Brownlie, our President and Chief Operating Officer; 500,000 options to Jeffrey Pritchard, our former Executive Vice President; 250,000 options to Christopher M. Chipman, Our Chief Financial Officer; 250,000 options to J. Scott Hazlitt, our Vice President Mine Development; 275,000 options to our non-executive directors as a group; and 125,000 options for services provided by vendors. All of the above options are exercisable for periods ranging from two to seven years from issuance and have exercise prices ranging from $0.35 to $0.65 per share (market price). We cannot determine at this time the benefits or amounts that will be received by any individual or group pursuant to the Plan in the future.

The last reported sales price per share of our common stock as reported by the OTC Bulletin Board on November 6, 2009, was $0.87. On November 6, 2009, the last price of our common stock on the TSX was $0.94 CDN (approximately $0.88 USD).

THE BOARD OF DIRECTORS DEEMS PROPOSAL 4 TO BE IN THE BEST
INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE
“FOR” APPROVAL THEREOF.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following sets forth biographical information about our executive officers and key personnel:

Name	Age	Position

Gifford A. Dieterle	76	Chief Executive Officer, Treasurer & Chairman of the Board
John Brownlie	60	President & Chief Operating Officer
Christopher M. Chipman	36	Chief Financial Officer
J. Scott Hazlitt	56	Vice President - Mine Development

For biographical information about Gifford A. Dieterle and John Brownlie please see the discussion under the heading “Proposal 1 Election of Directors” above.

CHRISTOPHER M. CHIPMAN, Chief Financial Officer. Mr. Chipman has been our Chief Financial Officer since March 1, 2006. Since November 2000, Mr. Chipman has been a managing member of Chipman & Chipman, LLC, a consulting firm that assists public companies with the preparation of periodic reports required to be filed with the Securities and Exchange Commission and compliance with Section 404 of the Sarbanes Oxley Act of 2002. The firm also provides outsourced financial resources to clients assisting in financial reporting, forecasting and accounting services. Mr. Chipman is a Certified Public Accountant and, from 1996 to 1998, he was a senior accountant with the accounting firm of Grant Thornton LLP. Mr. Chipman was the Controller of Frontline Solutions, Inc., a software company (2000); a Senior Financial Analyst for GlaxoSmithKline (1998-2000); and an Audit Examiner for Wachovia Corporation (1994-1996). He received a B.A. in Economics from Ursinus College in 1994. He is a member of the American and Pennsylvania Institute of Certified Public Accountants.

J. SCOTT HAZLITT, Vice President - Mine Development, has been in the mining business since 1974. Since 2001, he has focused on development of our El Chanate concessions. Currently, he is involved in mine expansion plans and exploration.  Mr. Hazlitt was a field geologist for ARCO Syncrude Division at their CB oil Shale project in 1974 and 1975. He was a contract geologist for Pioneer Uravan and others from 1975 to 1977. He was a mine geologist for Cotter Corporation in 1978 and 1979, and was a mine geologist for ASARCO from 1979 to 1984. He served as Vice President of Exploration for Mallon Minerals from 1984 to 1988. From 1988 to 1992, Mr. Hazlitt was a project geologist and Mine Superintendent for the Lincoln development project. From 1992 to 1995, he was self-employed as a consulting mining geologist in California and Nevada. He was Mine Operations Chief Geologist for Getchell Gold from 1995 to 1999. His work experience has included precious metals, base metals, uranium, and oil shale. Mr. Hazlitt served as mine manager at our Hopemore Mine in Leadville, Colorado starting in November 1999. His highest educational degree is Master of Science from Colorado State University. He is a registered geologist in the state of California.

Executive Compensation

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (the “CD&A”) discusses the compensation of our named executive officers for the fiscal year ended July 31, 2009.  The named executive officers are Gifford A. Dieterle, Chief Executive Officer, Director, Chairman and Treasurer, John Brownlie, President, Chief Operating Officer and Director, Christopher Chipman, Secretary and Chief Financial Officer, Jeffrey Pritchard, former Executive Vice President and J. Scott Hazlitt, Vice President – Mine Development (collectively, the “named executive officers”).

Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives, and to align executives' incentives with stockholder value creation.  To achieve these objectives, the Compensation Committee strives to implement and maintain compensation plans that tie a substantial portion of executives' overall compensation to the experience level of the executive or employee, the complexity and amount of responsibility of the employee’s job, key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development and operation of our mining projects, the identification and possible development of additional mining properties and the performance of our common stock price. The Compensation Committee evaluates individual executive performance with the goal of setting compensation at levels the Compensation Committee believes are comparable with executives in other companies of similar size and stage of development operating in the mining industry while taking into account our relative performance and our own strategic goals.

The Compensation Committee engaged Mosteller & Associates, Inc. (“Mosteller”), an independent executive compensation consulting firm, to provide advice and assistance in the area of executive and director compensation.  Mosteller conducted a review of the total compensation of the Company’s named executive officers and prepared reports for the review of the Compensation Committee that were subsequently used in determining the appropriate levels of compensation for each executive officer.  Specifically, in accordance with the scope directed by the Compensation Committee, Mosteller reviewed the compensation packages paid to the Company’s executives in 2006 and 2007, selected peer sources against which to compare the data and analyzed comparable compensation packages using appropriate regression analyses.

To evaluate the Company’s compensation packages, Mosteller identified four sources of comparison:  (1) mining companies with revenues less than $10 million and less than 100 employees that are headquartered in the northeastern United States; (2) mining and natural resources divisions of utility companies with revenues less than $50 million and less than 100 employees that are headquartered in the States; (3) energy companies with revenues less than $50 million that are headquartered in the United States; and (4) a custom peer group of mining companies that included Golden Star Resources, LTD, Miramar, Northgate, Royal Gold, Inc., Coeur d’Alene Mines Corp., and Meridian Gold.  The Company believes that the companies in this custom peer group provide a good basis of comparison because, similar to the Company, they are operational, are producing product and have sizable assets and revenue streams.

In April 2009, the Compensation Committee engaged the Hay Group as its independent executive compensation consulting firm for the purpose of helping the Compensation Committee evaluate its current compensation programs.  The Hay Group conducted its review of the total compensation of the Company’s executive officers and presented its results for the review of the Compensation Committee. The Compensation Committee will use these results in assisting in determining the appropriate levels of compensation for each executive officer on a going forward basis.

The Chief Executive Officer attends the Compensation Committee meetings as management’s representative.  No other executives participate in the compensation process or attend the Compensation Committee meetings.  The CEO evaluates and provides performance assessments and compensation recommendations for each of the executive officers other than himself to the Compensation Committee.  The Compensation Committee considers these recommendations in its deliberations to set executive compensation.  The Compensation Committee reviews the compensation package of the CEO and determines the compensation package of the CEO in an executive session that the CEO does not attend.  The CEO does not engage in discussions with the Compensation Committee or the Compensation Committee’s independent compensation consulting firm regarding his compensation package.

Elements of Executive Compensation

Over the past two years, the Company was able to successfully develop and build the El Chanate mine on time and within budget.  In addition, during the first year of operations, the Company maintained operating costs significantly below the industry average disclosing positive cash flow from operations and net earnings per share.  Also, the Company funded all capital expenditures during fiscal 2008 and 2009 from operating cash flow generated at the mine.  As a result of these accomplishments, the Compensation Committee seeks to target a total compensation program (including base salary, annual bonus, and the grant value of equity incentives) at the 75% percentile of comparable market practices. In the view of the Compensation Committee, this is the proper level to target because the market for executive talent in the mining industry is exceptionally competitive. In addition, other natural resource and materials companies are typically more diverse than the Company and therefore face lower potential volatility in performance results. The Compensation Committee believes that an above market pay positioning strategy is appropriate to compensate for the additional performance risk of being tied exclusively to gold.

Regular Compensation

Regular compensation, or base salary, is reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. This review will occur in the fourth fiscal quarter of each year. The target base pay positioning of the 75% percentile of the applicable benchmark as stated above for each position is intended to be a guideline, and the Compensation Committee makes its decisions within the context of market practices. However, this is not intended to be an exact science. Other factors such as an individual’s performance, tenure and experience, the performance of the Company overall, any retention concerns and the individual’s historical compensation and comparisons to peers at the Company impact the decision-making process. The Compensation Committee does not weigh any of these factors more heavily than others and does not use any formula to assess these factors, but rather considers each factor in its judgment and at its discretion.

On July 23, 2009, our named executive officers salaries were reviewed by the Compensation Committee.  It was determined that the  salary levels were consistent with the target pay positioning as stated above.  The base pay for the named executives is at the following levels:

Name	Percentage Increase	Base Pay
Gifford A. Dieterle	-	$287,500
John Brownlie	-	$258,750
Jeffrey Pritchard	-	$224,250
Christopher M. Chipman	-	$201,250
J. Scott Hazlitt	-	$155,250

Annual Bonus

The compensation program for named executive officers includes eligibility for both an annual performance-based cash bonus and equity incentive award.  The Company did not formally establish corporate or individual performance targets prior to, or at the beginning of, fiscal year 2009.  At the conclusion of fiscal 2009, the Compensation Committee reviewed the performance of the Company and each executive during fiscal 2009.  The Compensation Committee noted several achievements, including, but not limited to, the increase in ore mined, the increase in ounces produced, the increase in the proceeds from sales of gold and silver, the increase in gold reserves, and the completion of certain capital and plant upgrades.

On January 20, 2009, at the recommendation of the Compensation Committee and on the approval by the Board of Directors, the Company’s executive officers and directors were granted 2,000,000 stock options under our 2006 Equity Incentive Plan as incentive compensation. The stock options have a term of five years and vest as follows: one-third vested upon issuance and the balance vest on a one-third basis annually thereafter. The exercise price of the stock options is $0.49 per share (per the Plan, the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars). In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall be the lesser of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest.  The Company utilized the Black-Scholes method to fair value the 2,000,000 options received by these individuals totaling $569,000.  The grant date fair value of each stock option was $0.29.

Stock
Name	Options

Executive Officers

Gifford Dieterle	500,000
John Brownlie	500,000
Jeff Pritchard	500,000
Christopher Chipman	250,000
Scott Hazlitt	250,000

On July 23, 2009, at the recommendation of the Compensation Committee and upon approval by the Board of Directors, the Company’s executive officers were awarded cash bonuses.  The specific cash bonuses and awards are set forth below.

Cash
Name	Bonus

Executive Officers

Gifford Dieterle	$187,500
John Brownlie	$187,500
Jeff Pritchard	$168,750
Christopher Chipman	$168,750
Scott Hazlitt	$75,000

The stock options awarded on January 20, 2009 were granted as a method to provide incentive compensation to the Company’s named executive officers.   The Compensation Committee believes that the recipients are motivated by the potential appreciation of the stock price over time and will remain committed to the Company while the grants vest.

On a going forward basis, the Compensation Committee will determine the cash bonus and/or equity incentive award based on the level of achievement of the financial and operational goals of the Company and for the level of achievement of annual performance objectives of each individual named executive officer. These objectives may vary depending on the individual executive, but will relate generally to strategic factors such as establishment and maintenance of key strategic relationships, the development and operation of our mining projects, the identification and possible development of additional mining properties, and to financial factors such as raising capital and improving our results of operations. Bonuses, if awarded, are determined at the sole discretion of the Board of Directors as recommended by the Compensation Committee.

2006 Equity Incentive Plan

The 2006 Equity Incentive Plan (the “Plan”) is intended to attract and retain individuals of experience and ability, to provide incentive to our employees, consultants, and non-employee directors, to encourage employee and director proprietary interests in us, and to encourage employees to remain in our employ.  Each of the named executive officers is eligible for annual equity awards, which are granted pursuant to the Plan.

The Plan authorizes the grant of non-qualified and incentive stock options, stock appreciation rights and restricted stock awards (each, an “Award”). A maximum of 10,000,000 shares of common stock are reserved for potential issuance pursuant to Awards under the Plan.  Unless sooner terminated, the Plan will continue in effect for a period of 10 years from its effective date.

The Plan is administered by our Board of Directors which has delegated the administration to our Compensation Committee.  The Plan provides for Awards to be made to such of our employees, directors and consultants and our affiliates as the Board may select.

Stock options awarded under the Plan may vest and be exercisable at such times (not later than 10 years after the date of grant) and at such exercise prices (not less than Fair Market Value at the date of grant) as the Board may determine.  Unless otherwise determined by the Board, stock options shall not be transferable except by will or by the laws of descent and distribution. The Board may provide for options to become immediately exercisable upon a “change in control,” as defined in the Plan.  We believe this single-trigger is appropriate to ensure that continuing employees are treated the same as terminated employees with respect to outstanding equity grants.  No options may be granted under the Plan after the tenth anniversary of its effective date.  Unless the Board determines otherwise, there are certain continuous service requirements and the options are not transferable.  On July 23, 2009, at the recommendation of the Compensation Committee and upon approval by the Board of Directors, the Company amended the 2006 Equity Incentive Plan to provide for cashless exercises of options by participants under the Plan. Payment of the option exercise price may be made (i) in cash or by check payable to the Company, (ii) in shares of Common Stock duly owned by the optionholder (and for which the optionholder has good title free and clear of any liens and encumbrances), valued at the Fair Market Value on the date of exercise, or (iii) by delivery back to the Company from the shares acquired on exercise of the number of shares of Common Stock equal to the exercise price, valued at the Fair Market Value on the date of exercise.

The Plan provides the Board with the general power to amend the Plan, or any portion thereof at any time in any respect without the approval of our stockholders, provided however, that the stockholders must approve any amendment which increases the fixed maximum percentage of shares of common stock issuable pursuant to the Plan, reduces the exercise price of an Award held by a director, officer or ten percent stockholder or extends the term of an Award held by a director, officer or ten percent stockholder.  Notwithstanding the foregoing, stockholder approval may still be necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 of the Exchange Act or any applicable stock exchange listing requirements. The Board may amend the Plan in any respect it deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.  Rights under any Award granted before amendment of the Plan cannot be impaired by any amendment of the Plan unless the Participant consents in writing.  The Board is empowered to amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the applicable Participant consents in writing and further provided that the Board cannot amend the exercise price of an option, the Fair Market Value of an Award or extend the term of an option or Award without obtaining the approval of the stockholders if required by the rules of the TSX or any stock exchange upon which the common stock is listed.

Although non-cash compensation is utilized by us to prevent placing strains on liquidity, care is taken by management to avoid materially diluting investors.

In the event of a termination of continuous service (other than as a result of a change of control, as defined in the Plan), unvested stock options shall terminate and, with regard to vested stock options, the exercise period shall end on the earlier of the original expiration date or one year from the date continuous service terminates. Upon a change of control, all unvested stock options and unvested restricted stock grants immediately vest.

Employment Agreements

We have entered into employment or engagements agreements with each of our named executive officers.  The agreements provide for certain payments if the named executive officers are terminated without cause or leave the Company due to a material breach of the employment agreement by us.  In connection with the employment/engagement agreements, the Company also entered into change of control agreements with each of the named executive officers, which provides for certain payments upon a termination in connection with a change in control.  The Company believes this is in the best interest of the stockholders because it encourages the continued attention and dedication of the named executive officers during a change in control.  These agreements are described in greater detail in the section entitled “Employment Agreements and Change in Control Agreements.”

Tax and Accounting Implications

As part of its role, the Compensation Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct non-performance based compensation of more than $1 million that is paid to certain executives.  The Compensation Committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance based and believes that the compensation paid is generally fully deductible for federal income tax purposes.  However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for the Company’s executive officers.

SUMMARY COMPENSATION TABLE

The following tables set forth the total compensation paid to or earned by our named executive officers for fiscal years ended July 31, 2009, 2008 and 2007, respectively (in thousands):

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compen- sation	Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation ($)	Total ($)
Gifford A. Dieterle,	2009	$288	$188	$53	$127	$-	$-	$-	$656
Director, Chairman,	2008	$244	$325	$102	$60	$-	$-	$-	$731
Treasurer and CEO	2007	$180	$-	$-	$-	$-	$-	$-	$180

John Brownlie,	2009	$259	$188	$53	$127	$-	$-	$-	$627
Director, President	2008	$275	$318	$102	$112	$-	$-	$-	$807
and COO	2007	$150	$-	$225	$34	$-	$-	$-	$409

Jeffrey Pritchard,	2009	$224	$169	$53	$58	$-	$-	$-	$504
Executive Vice	2008	$189	$284	$102	$60	$-	$-	$-	$635
President (3)	2007	$120	$-	$-	$-	$-	$-	$-	$120

Christopher M.	2009	$201	$169	$53	$84	$-	$-	$-	$507
Chipman, CFO	2008	$189	$278	$102	$60	$-	$-	$-	$629
	2007	$118	$-	$-	$79	$-	$-	$-	$197

J. Scott Hazlitt,	2009	$155	$75	$16	$72	$-	$-	$-	$318
Vice President –	2008	$134	$141	$45	$42	$-	$-	$-	$362
Mine Development	2007	$105	$-	$-	$-	$-	$-	$-	$105

(1)
Amounts shown represent the amount of restricted stock award recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard No. 123R and include amounts from restricted stock awards granted in fiscal 2008. Refer to Note 15 to the Company’s Consolidated Financial Statements for a discussion of assumptions made in the valuation of restricted stock awards.  During 2009, Stock Awards comprised of the vested portion of restricted stock awards issued during fiscal 2008. During fiscal 2008, restricted stock awards were comprised of: 1) 250,000 shares of restricted stock issued each to Gifford A. Dieterle, John Brownlie, Jeffrey Pritchard and Christopher M. Chipman as well as 75,000 shares of restricted stock issued to J. Scott Hazlitt at the fair value of the Company’s stock on the date of grant of $0.63, 2) 100,000 shares of restricted stock issued each to Gifford A. Dieterle, John Brownlie, Jeffrey Pritchard and Christopher M. Chipman as well as 50,000 shares of restricted stock to J. Scott Hazlitt at the fair value of the Company’s stock on the date of grant of $0.70.  During fiscal 2007, restricted stock awards were comprised of 500,000 shares of restricted stock issued to John Brownlie at the fair value of the Company’s stock on the date of grant of $0.45.

(2)
Amounts shown reflect amounts of option awards recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard No. 123R, using the Black-Scholes option-pricing model and include amounts from stock option awards granted in fiscal 2008 and 2009. Refer to Note 15 to the Company’s Consolidated Financial Statements in Our annual report on Form 10-K filed with the SEC on October 14, 2009  for a discussion of assumptions made in the valuation of option awards.  During fiscal 2009, option awards were comprised of: 1) 500,000 stock options issued each to Gifford A. Dieterle, John Brownlie and Jeffrey Pritchard at an exercise price of $0.49; and  2) 250,000 stock options issued to Christopher M. Chipman and J. Scott Hazlitt at an exercise price of $0.49 that vested during the period.  During fiscal 2008, option awards were comprised of: 1) 500,000 stock options issued each to Gifford A. Dieterle, John Brownlie, Christopher M. Chipman and Jeffrey Pritchard at an exercise price of $0.63; 350,000 options issued to J. Scott Hazlitt at an exercise price of $0.63,  2) 150,000 stock options issued to John Brownlie at an exercise price of $0.34 that vested during the period.  During fiscal 2007, option awards were comprised of:  1) 250,000 and 100,000 stock options issued to John Brownlie and Christopher M. Chipman, respectively, at an exercise price of $0.36, 2) 500,000 stock options issued to Christopher M. Chipman at an exercise price of $0.38.

(3)
On September 17, 2009, the Company terminated Jeffrey W. Pritchard as Executive Vice President and Secretary of the Company without cause pursuant to a restructuring of its corporate investor relations functions.  The termination was effective September 15, 2009.  Mr. Pritchard also resigned as a Director of the Company effective September 29, 2009.

GRANT OF PLAN BASED AWARDS TABLE

The following table sets forth information with respect to option awards and restricted stock awards during the fiscal year ended July 31, 2009 to the Company’s named executive officers:

Name	Grant Date	All Other Stock Awards(1) (#)	All Other Option Awards: Number Of Securities Underlying Options(1) (# )	Exercise or base price of award(2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)

Gifford A.	12/20/07	-	500,000	0.63	168,000
Dieterle	12/20/07	250,000	-	0.63	158,000
	7/17/08	100,000	-	0.70	70,000
	1/20/09	-	500,000	0.49	142,000

John	12/20/07	-	500,000	0.63	168,000
Brownlie	12/20/07	250,000	-	0.63	158,000
	7/17/08	100,000	-	0.70	70,000
	1/20/09	-	500,000	0.49	142,000

Jeffrey	12/20/07	-	500,000	0.63	168,000
Pritchard	12/20/07	250,000	-	0.63	158,000
	7/17/08	100,000	-	0.70	70,000
	1/20/09	-	500,000	0.49	142,000

Christopher	12/20/07	-	500,000	0.63	168,000
Chipman	12/20/07	250,000	-	0.63	158,000
	7/17/08	100,000	-	0.70	70,000
	1/20/09	-	250,000	0.49	71,000

J. Scott	12/20/07	-	350,000	0.63	118,000
Hazlitt	12/20/07	75,000	-	0.63	47,000
	7/17/08	50,000	-	0.70	35,000
	1/20/09	-	250,000	0.49	71,000

(1)	Refer to the Compensation Discussion and Analysis beginning on page 23 for a description of the terms of and criteria for making these awards.

(2)
Exercise price or base price of the awards (per the Company’s 2006 Equity Incentive Plan) are based upon the closing price on the Toronto Stock Exchange on the trading day immediately prior to the day of determination converted to U.S. Dollars.

(3)
Reflects the dollar amount the Company would expense in its financial statements over the award vesting schedule recognized for financial reporting purposes in accordance with SFAS 123R.  Assumptions used in the calculation of these amounts are included in Note 2  to the Company’s Annual Report on Form 10-K, filed with the Securities Exchange Commission on October 14, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to outstanding options and restricted stock previously awarded to the Company’s named executive officers as of July 31, 2009.

	Option Awards					Stock Awards
							Market
	Number of					Number of	Value of
	Securities	Number of				Shares or	Shares or
	Underlying	Securities				Units of	Units of
	Unexercised	Underlying	Option			Stock That	Stock That
	Options(1)	Unexercised	Exercise	Option	Option	Have	Have
	(#)	Options(2) (#)	Price	Grant	Expiration	Not Vested(3)	Not Vested
Name	Exercisable	Unexercisable	($)	Date	Date	(#)	($)(4)

Gifford A. Dieterle	250,000	250,000	$0.63	12/20/2007	12/20/2014
	250,000	250,000	$0.49	01/20/2009	01/20/2014
						115,525	$70,000

John Brownlie	250,000	250,000	$0.63	12/20/2007	12/20/2014
	250,000	250,000	$0.49	01/20/2009	01/20/2014
						115,525	$70,000

Jeffrey Pritchard	250,000	250,000	$0.63	12/20/2007	12/20/2014
	250,000	250,000	$0.49	01/20/2009	01/20/2014
						115,525	$70,000

Christopher M. Chipman	250,000	250,000	$0.63	12/20/2007	12/20/2014
	125,000	125,000	$0.49	01/20/2009	01/20/2014
						115,525	$70,000

J. Scott Hazlitt	175,000	175,000	$0.63	12/20/2007	12/20/2014
	125,000	125,000	$0.49	01/20/2009	01/20/2014
						34,658	$21,000

(1)	Stock options are generally granted one time per year.

(2)
Stock options issued on 12/20/07 vest at the rate of 20% upon grant date and 20% per year thereafter. Stock options issued on 1/20/09 vest at the rate of one-third upon issuance and the balance vest on a one-third basis annually thereafter.

(3)	Restricted stock vests equally over a three year period.

(4)	Assumes stock price of $0.61 the closing price on July 31, 2009.

OPTION EXERCISED AND STOCK VESTED TABLE

The following table sets forth certain information concerning options exercised and the vesting of the Company’s common stock during the fiscal year ended July 31, 2009.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value of Realized on Vesting ($) (e)
Gifford A. Dieterle, Director, Chairman, Treasurer and CEO	-	$-	83,333	$51,000
John Brownlie, Director, President and COO	100,000	$1,000	83,333	$51,000
Jeffrey Pritchard, Director and Executive Vice President	-	$-	83,333	$51,000
Christopher M. Chipman, CFO	555,729	$114,000	83,333	$51,000
J. Scott Hazlitt, Vice President – Mine Development	-	$-	25,000	$15,000

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

Employment Agreements and Engagement Agreements

The Company has entered into employment agreements with Mr. Gifford Dieterle and engagement agreements with Mr. Christopher Chipman, Mr. John Brownlie and Mr. Scott Hazlitt.  The Company amended and restated each of the agreements effective January 1, 2009 to provide that each of the agreements expire on December 31, 2011 and automatically renew for successive one-year periods unless either party provides written notice of its intent not to review at least 30 days prior to the expiration of the then-current term, to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Each of the agreements provide that the named executive officer is entitled to a base salary or base fee, payable in monthly installments, and to participate in any annual incentive bonus opportunity offered by the Company.  If the Company awards bonuses, it must be paid within 90 days of the end of the Company’s fiscal year for which the bonus is earned.  If the named executive officer is terminated without cause, or terminates employment because of a material, uncured breach of the agreement by the Company, the named executive officer is entitled to a pro rata portion of any bonus.

Each of the named executive officers has agreed to maintain the confidentiality of the Company’s proprietary information.  In addition, for 180 days following termination of employment (regardless of the reason for termination), each of the named executive officers has agreed not to complete with the Company, solicit the Company’s suppliers, vendors, business associates, independent consultants or employees, or make any disparaging remarks about the Company.

If the named executive officer is terminated for “cause,” or the executive resigns, dies or becomes disabled, the executive is entitled only to the fees and reasonable and necessary business expenses incurred by him in connection with the agreement.  Cause includes the failure or refusal to perform the services required under the agreement, a material breach by the executive of any term of the agreement, or the conviction of a crime that results in imprisonment or involves embezzlement, dishonesty, or activities injurious to the Company or its reputation.

If the named executive officer is terminated without “cause” or leaves the Company due to a material, uncured breach by the Company of the agreement, the named executive officer is entitled a cash payment equal to the greater of the executive’s base salary or base rate in effect on the date of termination or the balance of the base salary or base rate remaining in the then current term of the agreement, payable in equal monthly installments.  These payments will terminate if the executive breaches the confidentiality and non-competition provisions of the agreement.

On September 17, 2009, the Company terminated Jeffrey W. Pritchard as Executive Vice President and Secretary of the Company without cause pursuant to a restructuring of its corporate investor relations functions.  The termination was effective September 15, 2009.  Mr. Pritchard also resigned as a Director of the Company effective September 29, 2009.  As part of the settlement, Mr. Pritchard received a lump sum payment of approximately $426,000, and will receive an additional payment of approximately $65,000, if Mr. Pritchard fulfills certain terms of the termination agreement.  Mr. Pritchard will be entitled to change in control benefits should the Company enter into a transaction on or before December 31, 2009 with certain entities that would result in a “Change in Control” as defined in his Change in Control Agreement with the Company.

Change in Control Agreements

The Company has entered into an Agreement Regarding Change in Control with each of the named executive officers.  The Company amended and restated each of the change in control agreements effective January 1, 2009 to provide that each of the agreements expire on December 31, 2011 and automatically renew for successive one-year periods unless the Company provides written notice of its intent not to renew.  However, if a change in control occurs during the term of the change in control agreements, the term shall continue through and terminate on the first anniversary of the date on which the change in control occurs.  In addition, the Company removed a provision that provided that, upon a change in control, the exercise of all outstanding options would decrease to $0.01.

The Company believes it is essential to the best interests of the shareholders to foster the continuous efforts of its key management team during significant transactions such as a change in control.  The Company believes that there will likely be consolidation within its industry and believes it is important to incent its executives to remain with the Company during any potential corporate transaction.

Each of the named executive officers are entitled to change in control benefits if their employment is terminated after a change in control either (1) by the Company for any reason other than permanent disability or cause, as defined in the agreement, (2) by the executive for good reason, as defined in the agreement or, (3) by the executive for any reason during the 30 day period commencing on the first date which is six months after the date of the change in control.  The named executive officers are also entitled to change in control benefits if a potential change in control (as defined below) occurs and the Company terminates the executive’s employment for any reason other than due to permanent disability or cause.

The change in control benefits include a lump sum payment in an amount equal to three times (1) the executive’s base salary in effect on the date of the change in control, or, if greater, as in effect immediately prior to the change in control; and (2) the executive’s bonus award for the year immediately preceding the change in control.  All unvested options immediately become vested.  In addition, the Company will pay for outplacement services and tax and financial counseling services through the end of the second tax year following termination.  Each agreement also provides that the executive is entitled to a payment to make him whole for any federal excise tax imposed on change in control or severance payments received by him.

A “change of control” is deemed to occur on the earlier of (1) the date any person is or becomes the beneficial owner of securities representing 30% or more of the voting power of the Company’s then outstanding securities; (2) the date on which the following individuals cease for any reason to constitute a majority of the number of directors then serving: (i) individuals who, as of the date of the change in control agreement, constitute the Board and (ii) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of the change of control agreement or whose appointment, election or nomination for election was previously so approved or recommended; (3) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary with another entity, other than a transaction where the individuals serving on the board of directors constitute at least a majority of the combined entity and the outstanding securities continue to represent at least 50% of the combined voting power of the combined entity or a transaction to effect a recapitalization of the Company where no person is or becomes the holder of securities representing 30% or more of the combined voting power; (4) the approval by the stockholders of the Company or a plan of complete liquidation or dissolution of the Company; or (5) the sale or disposition or all or substantially all of the Company’s assets, other than a sale or disposition to an entity of which 50% the combined voting power is held by the Company’s stockholders.

However, a change in control will not be deemed to occur if the record holders of the Company’s stock continue to have substantially the same proportionate ownership of the Company following such transaction or series of transactions.

A “potential change in control” occurs when (1) the Company enters into an agreement, the consummation of which would result in a change in control; (2) a person publicly announces an intention to take or to consider taking actions, the consummation of which would result in a change in control, which announcement has not been rescinded; (3) a person becomes the beneficial owner of securities representing 20% or more of outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or (4) the Board adopts a resolution that a potential change in control exists, which resolution has not been modified.

POTENTIAL PAYMENTS UPON TERMINATION

The table at the end of this section describes the estimated potential payments upon termination or change in control of the Company for the Named Executive Officers based upon the agreements that were then in effect.  The table assumes that the termination or change in control occurred on July 31, 2009. The Company amended and restated each of the executive’s agreements effective January 1, 2009 to provide that each of the agreements expire on December 31, 2011.  The following disclosure information reflects the terms of our agreements with the Named Executive Officers currently in effect rather than those in effect on July 31, 2009 which the table is based upon.  Please refer to “Employment Agreements and Change in Control Agreements” section above for more details on the provisions within these agreements. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Retirement Benefits

The Company currently does not offer any employee benefit plans to all employees.

Voluntary Termination or Expiration of Agreement

A Named Executive Officer would receive no payments or other benefits upon voluntary termination or the expiration of his agreement, except for accrued base salary or fees, vacation time or any reasonable and necessary business expenses incurred in connection with his duties prior to termination.

Termination Without Cause

The Company provides for benefits in the case of termination without cause based upon an amount equal to the greater of a Named Executive Officer’s base annual salary or fees in effect upon the date of termination or the balance of the base salary or fees remaining in the then current term of the Named Executive Officer’s agreement.  Please see the Employment Agreements and Change of Control Agreement section above beginning on page 33 for a description of the terms of these agreements.  Each Named Executive Officer also is entitled to accrued base salary or fees, vacation time or any reasonable and necessary business expenses incurred in connection with his duties prior to termination. In the event that a Named Executive Officer’s employment terminates without cause prior to the last day of the fiscal year for which the bonus applies, he will be entitled to a bonus prorated for the period from the beginning of that fiscal year to the date of termination.

Termination For Cause

No additional benefits are payable to any Named Executive Officer in any case of termination for cause other than accrued base salary or fees, vacation time and any reasonable and necessary business expenses incurred in connection with his duties prior to termination. The Company generally defines cause as: (a) failure or refusal to perform the services required; (b) a material breach by the Named Executive Officer of any of the terms of their applicable agreement; or (c) conviction of a crime that either results in imprisonment or involves embezzlement, dishonesty, or activities injurious to the Company or its reputation.

Change in Control

The Company’s 2006 Equity Incentive Plan provides for immediate vesting of unvested restricted stock and stock options upon a change in control of the Company.  The Company also provides change of control benefits to its Named Executive Officers pursuant to Change in Control agreements.  These Agreements run through December 31, 2011 and automatically renew for one year periods thereafter, unless the Company notifies the executive prior to any extension date that the agreement term is not being extended.   A change of control is generally defined as:

1)	The date any person acquires beneficial ownership of 30% or more, directly or indirectly, of the combined voting power of the then outstanding securities of the Company entitled to vote; or

2)
The date on which the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of the Change In Control Agreement, constitute the Board and any new director (other than one whose initial assumption of office in connection with an actual or threatened election contest) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least 2/3 of the directors then still in office who either were directors on the date of the Change In Control Agreement or whose appointment, election or nomination for election was previously so approved or recommended; or

3)
The date on which there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (i) a merger or consolidation (A) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

4)
The date on which the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Change of Control Benefits

The Named Executive Officers shall be entitled to change in control benefits if their engagement by the Company is terminated during their applicable agreement term but after a Change in Control (i) by the Company for any reason other than permanent disability or cause, (ii) by the Named Executive Officer for good reason or (iii) by the Named Executive Officer for any reason during the 30-day period commencing on the first date which is six months after the date of the Change in Control.  The Company defines good reason as any of the following without the executive’s prior consent: (a) a significant adverse change in the nature, scope or status of the executive’s position, authorities or services from those in effect immediately prior to the Change in Control; (b) the failure by the Company to pay the executive any portion of the executive’s current compensation; (c) a reduction in the executive’s annual base compensation (or a material change in the frequency of payment) as in effect immediately prior to the Change in Control; (d) the failure by the Company to award the Executive an annual bonus in any year which is at least equal to the annual bonus awarded to the Executive for the year immediately preceding the year of the Change in Control; (e) the failure by the Company to award the Executive equity-based incentive compensation (such as stock options, shares of restricted stock, or other equity-based compensation) on a periodic basis consistent with the Company’s practices with respect to timing, value and terms prior to the Change in Control; (f) the failure of the Company to award the Executive incentive compensation of any nature based on attained milestones when such milestones are attained; or (g) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Change In Control agreement.

If an executive is eligible for termination benefits under the Change of Control provisions within such executive’s agreement, the executive is entitled to, in addition to any amounts he is entitled to under his employment agreement:

•	an amount equal to three times the executive’s base salary or fees in effect on the date of the Change in Control or, if greater, as in effect immediately prior to the date of termination;

•	an amount equal to three times the executive’s bonus award for the year immediately preceding the year of the Change in Control;

•	all unvested Company options shall immediately become vested, and any exercise must occur no later than March 15 of the calendar year after the date of termination;

•
outplacement services and tax and financial counseling suitable to such executive’s position through the end of the second taxable year after the taxable year of his or her separation from service with the Company (or earlier if such executive gains employment); and

•	certain gross-up payments for excise taxes on the change of control payment.

Death

            Upon the death of a Named Executive Officer, his agreement terminates.  The Company will pay the executive’s estate or beneficiary, as applicable, all accrued base salary, all accrued vacation time and any reasonable and necessary business expenses incurred by executive in connection with his duties, all to the date of termination.

Disability

The Company can terminate a Named Executive Officer’s employment if such executive is disabled, generally upon at least thirty 30 days’ written notice.  For most of the Named Executive Officers, disability means that he is prevented by illness, accident or other disability (mental or physical) from performing the essential functions of the position for one or more periods cumulatively totaling three months during any consecutive 12 month period.  For Messrs. Brownlie and Chipman, disability means either executive’s inability effectively to substantially provide their services by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  In the event the executive’s agreement is terminated, the Company shall pay to the executive all accrued base salary or fees, all accrued vacation time and any reasonable and necessary business expenses incurred by him in connection with his duties, all to the date of termination.  In addition, if Messrs. Dieterle, Pritchard or Hazlitt is terminated due to their disability, the Company shall pay to them severance payments in an amount equal to one month of their respective base annual salaries.

Termination by the Named Executive Officer Due to Material Breach By Company

The Named Executive Officer can terminate his agreement due to a material breach of such agreement by the Company upon 30 days written notice specifying the breach, and failure of the Company to either (i) cure or diligently commence to cure the breach within the 30-day notice period, or (ii) dispute in good faith the existence of the material breach. In the event of such a termination, the Named Executive Officer is entitled to the same termination benefits described in “Termination Without Cause” above.

Accelerated Vesting of Restricted Stock and Stock Options

The amounts shown below assume vesting as of July 31, 2009 of restricted stock or stock options at the year-end closing price of $0.61.

280G Tax Gross-Up

Upon a change in control of the Company, our executives may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. The Company has agreed to reimburse our executives for all excise taxes that are imposed on the executive under Section 280G.  Any 280G tax gross-up amounts reflected in the tables below assume that such executive is entitled to a full reimbursement by the Company of any (a) excise taxes that are imposed on the executive as a result of the change in control, (b) any income and excise taxes imposed on the executive as a result of the Company’s reimbursement of the excise tax amount, and (c) any additional income taxes and excise taxes that are imposed on the executive as a result of the Company’s reimbursement of the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the tables below is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6.85% state income tax rate.

For purposes of the Section 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

Name	Termination Without Cause (1) ($)	Change in Control (2) ($)	Death ($)	Disability ($)

Gifford A. Dieterle
Base Benefit	694,792	-	-	-
Bonus	-	-	-	-
Change in Control Payment	-	1,425,000	-	-
Accelerated Vesting of Restricted Stock	-	70,000	-	-
Accelerated Vesting of Stock Options	-	25,000	-	-
Disability Coverage	-	-	-	23,958
Outplacement Services	-	10,000	-	-
280G Tax Gross-Up	-	698,458	-	-

Total	694,792	2,228,458	-	23,958

John Brownlie
Base Benefit	625,313	-	-	-
Bonus	-	-	-	-
Change in Control Payment	-	1,338,750	-	-
Accelerated Vesting of Restricted Stock	-	70,000	-	-
Accelerated Vesting of Stock Options	-	25,000	-	-
Disability Coverage	-	-	-	-
Outplacement Services	-	10,000	-	-
280G Tax Gross-Up	-	588,033	-	-

Total	625,313	2,031,783	-	-

Christopher M. Chipman
Base Benefit	486,354	-	-	-
Bonus	-	-	-	-
Change in Control Payment	-	1,110,000	-	-
Accelerated Vesting of Restricted Stock	-	70,000	-	-
Accelerated Vesting of Stock Options	-	10,000	-	-
Disability Coverage	-	-	-	-
Outplacement Services	-	10,000	-	-
280G Tax Gross-Up	-	475,543	-	-

Total	486,354	1,675,543	-	-

J. Scott Hazlitt
Base Benefit	375,188	-	-	-
Bonus	-	-	-	-
Change in Control Payment	-	690,750	-	-
Accelerated Vesting of Restricted Stock	-	21,000	-	-
Accelerated Vesting of Stock Options	-	11,500	-	-
Disability Coverage	-	-	-	12,938
Outplacement Services	-	10,000	-	-
280G Tax Gross-Up	-	303,256	-	-

Total	375,188	1,036,506	-	12,938

(1)
Termination without cause payments for Named Executives Officers were based upon employment and engagement agreements in effect as of July 31, 2009.  All Named Executive Officers were eligible to receive a cash payment equal to the greater of (i) the executive’s base salary or base rate in effect on the date of termination or (ii) the balance of the base salary or base rate remaining in the then current term of the agreement.

COMPENSATION COMMITTEE REPORT

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Annual Report with management.  Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 for filing with the SEC.

COMPENSATION COMMITTEE
John W. Cutler, Committee Chairman
Leonard J. Sojka
Stephen M. Cooper

The foregoing Compensation Committee report shall not be deemed incorporated by reference into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate this report by reference into such filings.

AUDIT COMMITTEE REPORT

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

•	To appoint, evaluate, and, as the Committee may deem appropriate, terminate and replace Capital Gold’s independent registered public accountants;

•	To monitor the independence of Capital Gold’s independent registered public accountants;

•	To determine the compensation of Capital Gold’s independent registered public accountants;

•	To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by Capital Gold’s independent registered public accountants;

•	To review Capital Gold’s risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

•	To monitor the integrity of Capital Gold’s financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems; and

•	To facilitate and maintain an open avenue of communication among the Board of Directors, management and Capital Gold’s independent registered public accountants.

In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with Capital Gold’s independent registered public accountants, Wolinetz, Lafazan & Company, P.C., the overall scope and process for its audit. The Committee has met with Wolinetz, Lafazan & Company, P.C., with and without management present, to discuss the results of its examinations and the overall quality of Capital Gold’s financial reporting.

The Committee has discussed with Wolinetz, Lafazan & Company, P.C. its judgments about the quality, in addition to the acceptability, of the Capital Gold’s accounting principles as applied in Capital Gold’s financial reporting, as required by Statement on Auditing Standards No. 90 “Communications with Audit Committees.”

The Committee also has received a letter from Wolinetz, Lafazan & Company, P.C. that is required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Wolinetz, Lafazan & Company, P.C. their independence.

The Committee has met and held discussions with management. The Committee has reviewed and discussed with management Capital Gold’s audited consolidated financial statements as of and for the fiscal years ended July 31, 2009 and 2008.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Capital Gold’s Annual Report for the year ended July 31, 2009.

This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.

AUDIT COMMITTEE
Leonard J. Sojka, Committee Chairman
John W. Cutler
Stephen M. Cooper

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the Company’s 2010 Annual Meeting of Stockholders must be received by the Company’s Secretary, at Capital Gold Corporation, 76 Beaver Street, 14th Floor, New York, NY 10005 no later than August 17, 2010, which is 120 days prior to the first anniversary of the mailing date of the proxy statement.

Pursuant to our Amended and Restated By-laws, all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof in writing having been given to the Secretary of the company. To be timely, a stockholder’s notice, for all stockholder proposals shall be delivered to the Secretary at our principal executive offices not less than ninety (90) nor more than one hundred twenty (120) days prior to the date of the meeting; provided, however, that in the event that the annual meeting date is publicly disclosed less than one hundred twenty (120) days prior to the date of the meeting, the stockholders’ notice, in order to be timely, must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was publicly disclosed. All such stockholders must be stockholders of record on both the date such stockholders provide notice of their proposals and on the record date for the determination of stockholders entitled to vote at such meeting. In addition, all stockholder proposals must contain all of the information required under our Amended and Restated By-laws, a copy of which is available upon written request, at no charge, from the Secretary at our New York office. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF MATERIALS TO SHAREHOLDERS WITH SHARED ADDRESSES

Stockholders who own their shares through a broker, bank or other nominee and who share an address with another such beneficial owner are only being sent one set of proxy materials, unless such holders have provided contrary instructions. If you wish to receive a separate copy of these materials or if you are receiving multiple copies and would like to receive a single copy, please contact investor relations by phone at (212) 344-2785 or write to us at Capital Gold Corporation, 76 Beaver Street, 14th floor, New York, New York 10005.

GENERAL

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR all director nominees, FOR Proposal No. 2, FOR Proposal No. 3 and FOR Proposal No. 4.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended July 31, 2009, including financial statements, is enclosed with this proxy. Exhibits and any additional amendments to our Form 10-K, as filed with the SEC, may be obtained without charge upon written request to: Corporate Secretary, Capital Gold Corporation, 76 Beaver Street, 14th Floor, New York, NY 10005. You can also get copies of our filings made with the SEC, including the Annual Report on Form 10-K, by visiting the SEC’s web site at www.sec.gov.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

Christopher M. Chipman, Secretary

New York, New York
December 14, 2009

CAPITAL GOLD CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
JANUARY 19, 2010

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gifford A. Dieterle and Christopher M. Chipman and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Crowne Plaza Times Square Manhattan, 1605 Broadway @ 49th Street, New York, NY 10019 on Tuesday, January 19, 2010, at 1:00 p.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Capital Gold Corporation (the “Company”) the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1.           Proposal 1- Election of Directors.

Nominees:  Gifford A. Dieterle, John Brownlie, Leonard J. Sojka, John W. Cutler, Stephen M. Cooper.

☐   For all nominees (except as marked to the contrary below)          ☐  Authority Withheld as to all Nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME)

Gifford A. Dieterle	John Brownlie	Leonard J. Sojka	John W. Cutler
Stephen M. Cooper

2.           Proposal 2- Amendment of the Company’s Amended and Restated By-Laws to provide for the classification of the Board of Directors into three classes.

☐ For	☐ Against	☐ Abstain

3.           Proposal 3-Ratification of the selection of Wolinetz, Lafazan & Company, P.C., as independent auditors of the Company for the year ending July 31, 2010.

☐ For	☐ Against	☐ Abstain

4.           Proposal 4- Amendment of the Company’s 2006 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan from 10,000,000 to 17,500,000 shares.

☐ For	☐ Against	☐ Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF GIFFORD A. DIETERLE, JOHN BROWNLIE, LEONARD J. SOJKA, JOHN W. CUTLER AND STEPHEN M. COOPER, AS DIRECTORS, AND “FOR” PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4 AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please date, sign as name appears at left, and return promptly.  If the stock is registered in the name of two or more persons, each should sign.  When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title.  Please note any change in your address alongside the address as it appears in the Proxy.

Dated:

Signature

(Print Name)

SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE